SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

STEVEN MADDEN, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

52-16 Barnett Avenue, Long Island City, New York (Address of principal executive offices)		11104 (Zip code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2011, Steven Madden, Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby it purchased all of the outstanding stock of each of Cejon, Inc., a New Jersey corporation (“Cejon, Inc.”), and Cejon Accessories, Inc., a New York corporation (“CAI”), from David Seeherman (“Seeherman”), the sole stockholder of each of Cejon, Inc. and CAI. Pursuant to the Purchase Agreement, the Company also purchased all of the outstanding membership interests in New East Designs, LLC, a Missouri limited liability company (“New East”, and together with Cejon, Inc. and CAI, collectively, the “Cejon Entities”), from Cejon, Inc. and Kenneth Rogala (“Rogala” and, together with Seeherman, the “Sellers”). In connection with the closing of the transaction contemplated by the Purchase Agreement, the Company paid to the Sellers an aggregate of $30 million in cash, subject to adjustment, as consideration for each Seller’s respective ownership interests in the Cejon Entities. In addition, the Sellers may be eligible to receive potential earn-out purchase price payments pursuant to an Earn-Out Agreement (as described below) based on the future performance of the Cejon Entities. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the Purchase Agreement, on May 25, 2011, the Company also entered into an Earn-Out Agreement with Seeherman, Rogala and each of the Cejon Entities (the “Earn-Out Agreement”). Pursuant to the Earn-Out Agreement, as additional consideration for the Sellers’ respective ownership interests in the Cejon Entities, the Sellers will be eligible to receive certain earn-out purchase price payments in respect of each of the twelve month periods (i) beginning on July 1, 2011 and ending on June 30, 2012; (ii) beginning on July 1, 2012 and ending on June 30, 2013; (iii) beginning on July 1, 2013 and ending on June 30, 2014; (iv) beginning on July 1, 2014 and ending on June 30, 2015; and (v) beginning on July 1, 2015 and ending on June 30, 2016. The foregoing description of the Earn-Out Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

On May 26, 2011, the Company issued a press release pursuant to which it announced that it had acquired the Cejon Entities. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated May 25, 2011, by and among Steven Madden, Ltd., David Seeherman, Cejon, Inc., and Kenneth Rogala.
10.2	Earn-Out Agreement, dated May 25, 2011, by and among Steven Madden, Ltd., David Seeherman, Cejon, Inc., Cejon Accessories, Inc., New East Designs, LLC, and Kenneth Rogala.
99.1	Press Release, dated May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
	Name:	Edward R. Rosenfeld
	Title:	Chief Executive Officer

Date: May 26, 2011